UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549


                                FORM 8-K

                             CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 5, 2000
                                                         -------------


                             APPLIED BIOMETRICS, INC.
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           MINNESOTA                      0-22146                41-1508112
(State or other jurisdiction of        (Commission)           (I.R.S. Employer
        Incorporation)                 File Number)          Identification No.)


501 EAST HIGHWAY 13, SUITE 108, BURNSVILLE, MINNESOTA                     55337
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                              (ZIP CODE)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (612) 890-1123




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ITEM 5.  OTHER EVENTS.

         On April 5, 2000, the Company completed a private placement of 375,000 units at an aggregate price of $1,218,750, or $3.25 per unit, resulting in net proceeds of approximately $1,075,000 after deducting agents' commissions of $121,875 and other estimated expenses. Each unit consisted of one share of our common stock and one five-year warrant to purchase one share of common stock at an exercise price of $3.625. The sale of securities was made solely to "accredited investors" as defined in Rule 501(a) of Regulation D and without registration in reliance on the exemptions provided by Regulation D and Section 4(2) under the Securities Act of 1933, as amended. Miller Johnson & Kuehn, Inc. of Minneapolis, Minnesota acted as the Company's agent in the private placement. In connection with the private placement the Company issued Miller Johnson & Kuehn a warrant to purchase 37,500 shares of Common Stock at an exercise price of $3.25 per share.

         The Company intends to use the net proceeds from this offering for research and development, expansion of sales, marketing and manufacturing capabilities and working capital and other general corporate purposes.



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                              SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               APPLIED BIOMETRICS, INC.


Dated:  April 17, 2000                         /s/ Camille M. Meyer
                                               --------------------------------
                                               Camille M. Meyer
                                               Vice-President, Finance and
                                                Chief Financial Officer